Exhibit (g)(1)(b) Amended Appendix A to the Custodian Agreement between the

Registrant and BBH

APPENDIX A

TO

THE CUSTODIAN AGREEMENT

BETWEEN

FORWARD FUNDS

and

BROWN BROTHERS HARRIMAN & CO

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 6/30/2005 “the Agreement”.

FORWARD EMERALD BANKING & FINANCE FUND

FORWARD EMERALD GROWTH FUND

FORWARD EMERALD OPPORTUNITIES FUND

FORWARD GLOBAL EMERGING MARKETS FUND

FORWARD HOOVER MINI CAP FUND

FORWARD HOOVER SMALL CAP EQUITY FUND

FORWARD INTERNATIONAL EQUITY FUND

FORWARD INTERNATIONAL SMALL COMPANIES FUND

FORWARD LARGE CAP EQUITY FUND

FORWARD LEGATO FUND

FORWARD LONG/SHORT CREDIT FUND+

FORWARD PROGRESSIVE REAL ESTATE FUND*

SIERRA CLUB EQUITY INCOME FUND

SIERRA CLUB STOCK FUND

+	Registration Statement for the Forward Long/Short Credit Fund to be filed by subsequent amendment.

*	Name change effective October 30, 2006; formerly known as the Forward Uniplan Real Estate Investment Fund.

FORWARD FUNDS		BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Barbara Tolle	By:	/s/ Timothy J. Connelly
Name:	Barbara Tolle	Name:	Timothy J. Connelly
Title:	Treasurer	Title:	Partner
Date: 9/26/06		Date: 9/26/06